Exhibit 99.1

FOR IMMEDIATE RELEASE

ACCO BRANDS CORPORATION REPORTS

FOURTH QUARTER 2010 RESULTS

Fourth Quarter 2010 Highlights

•	Reported sales up 6%; sales volume increases 5%

•	Reported operating income up 29%

•	Earnings per share from continuing operations of $0.09, or $0.25 using a normalized effective tax rate of 30%, which compares to $0.21 in the prior year

•	Ends year with cash balance of $83 million

LINCOLNSHIRE, ILLINOIS, February 9, 2011 – ACCO Brands Corporation (NYSE: ABD), a world leader in select categories of branded office products, today reported its fourth quarter and full year results for the year ended December 31, 2010.

“I continue to be pleased with our progress,” said Robert J. Keller, chairman and chief executive officer. “We grew sales, expanded our margins, improved profitability and positioned ourselves for further growth in 2011, all while facing economic headwinds, rising commodity costs and the challenge of normalizing compensation.”

Fourth Quarter Results

Net sales increased 6% to $372.5 million, compared to $352.8 million in the prior-year quarter. Volume increased 5% with growth in all business segments. Fourth quarter income from continuing operations was $5.4 million, or $0.09 per diluted share, compared to $2.9 million, or $0.05 per diluted share, in the prior-year quarter; current-year results are taxed at a 73.3% effective rate. Using a normalized effective tax rate of 30% and excluding $5.6 million of restructuring and other charges in the prior-year quarter, adjusted earnings from continuing operations were $14.1 million, or $0.25 per share, compared to $12.0 million, or $0.21 per share in the prior-year period.

Reported fourth quarter operating income increased to $35.9 million, from a reported $27.9 million or adjusted $33.5 million in the prior-year quarter. On an adjusted basis, the increase was 7%, which was achieved despite higher commodity costs and Sales, General and Administrative (SG&A) costs. SG&A increased 80 basis points in the quarter, primarily driven by $6.7 million of higher management incentive expense. EBITDA increased 8% to $50.0 million, from adjusted EBITDA of $46.2 million in the prior year, and included a benefit from foreign currency translation of $1.5 million.

Business Segment Highlights

ACCO Brands Americas

ACCO Brands Americas fourth quarter net sales increased 3% to $181.7 million, from $176.3 million in the prior-year quarter. Volume grew 2% driven by increased demand from improved customer penetration and new products. Foreign currency translation impacted sales favorably by 1%.

ACCO Brands Americas reported fourth quarter operating income of $17.1 million, compared to a reported $10.7 million or adjusted $12.9 million in the prior-year quarter. Operating income increased 33% compared to the prior-year adjusted results, and operating margin increased to 9.4% from 7.3%. Compared to the prior-year adjusted results, operating margin benefited from lower freight and distribution costs, other process efficiencies and improved sales mix, which more than offset higher commodity costs and increased salary, benefit and incentive compensation costs.

ACCO Brands International

ACCO Brands International net sales increased 7% to $139.9 million, compared to $130.6 million in the prior-year quarter. Volume grew 7% due to new products and share gains, partially offset by lower pricing.

ACCO Brands International reported operating income of $13.9 million, compared to a reported $14.8 million or adjusted $17.1 million in the prior-year quarter. Operating income decreased 19% compared to prior-year adjusted results, and operating margin declined to 9.9% from 13.1% primarily due to higher costs and an adverse sales mix, principally in Europe.

Computer Products Group

Computer Products net sales increased 11% to $50.9 million, compared to $45.9 million in the prior-year quarter. Volume grew 11% due to new products and growth in most markets. Foreign currency translation had a negative 2% impact on sales.

Computer Products reported operating income of $11.6 million, compared to a reported $8.9 million or adjusted $9.2 million in the prior-year quarter. Operating income increased 26% compared to prior-year adjusted results, and margin expanded to 22.8% from 20.0%. The improvement in margin was primarily due to favorable sales mix, partially offset by higher marketing expenditures and incentive compensation costs.

Full Year Results

For the year, net sales increased 5% to $1.33 billion, compared to $1.27 billion in the prior-year period. Volume grew 4% with growth in all business segments. Foreign currency translation impacted sales favorably by 2%. The company reported income from continuing operations of $11.5 million, or $0.20 per diluted share, for the twelve months ending December 31, 2010, compared to a loss of $115.8 million, or $2.13 per diluted share, in the prior-year period. Prior-year results included net after-tax charges totaling $141.9 million. Using a normalized effective tax rate of 30% for the current year and excluding charges in the prior-year period, adjusted earnings per share from continuing operations were $0.53, compared to $0.47 in the prior-year period.

Operating income was $115.0 million for the twelve months ended December 31, 2010, compared to a reported $79.8 million or adjusted $103.6 million in the prior-year period. EBITDA increased 9% to $164.0 million, from an adjusted EBITDA of $150.0 million in the prior year, and included an $8.9 million comparative benefit from foreign exchange. The current year results also include $26.8 million of additional salary, management incentive, and employee benefits expense, whereas the prior year benefited from temporary salary, management incentive and benefit reductions in the U.S. The company generated $40 million in free cash flow during the year, and ended the year with a cash balance of $83 million.

Business Outlook

The company anticipates that 2011 will continue to be challenging due to uncertainty around consumer and business spending. However, the company expects sales to increase between 2-4% before the effects of foreign currency.

In the first half of 2011, the company anticipates incurring $6-9 million of cash costs related to the rationalization of its European operations, with savings largely realized in the second half of 2011. The first quarter will be most impacted by these costs.

Based on expected improvements in gross margin, which will be partially offset by an increase in selling, general and administrative expenses, the company expects to grow diluted earnings per share between 20% and 30% on a normalized tax rate basis.

Targeted free cash flow, after interest, taxes and capital expenditures, is expected to be approximately $50-60 million.

Webcast

At 8:30 a.m. Eastern Time today, ACCO Brands Corporation will host a conference call to discuss the company’s results. The call will be broadcast live via webcast. The webcast can be accessed through the Investor Relations section of www.accobrands.com. The webcast will be in listen-only mode and will be available for replay for one month following the event.

Non-GAAP Financial Measures

“Adjusted” results exclude all restructuring, goodwill and asset impairment charges and unusual tax items. In addition, “adjusted” results also exclude certain other charges recorded in the prior-year period that did not qualify as restructuring and include redundant warehousing or storage costs during the transition to a new distribution center, equipment and other asset move costs, facility overhead and maintenance costs after exit, gains on the sale of the exited facilities and employee retention incentives. Adjusted supplemental EBITDA from continuing operations excludes restructuring, goodwill and asset impairment charges, and other non-operating items, including other income/expense and stock-based compensation expense. In addition, certain other charges recorded in the prior-year period that did not qualify as restructuring (as described above) are also excluded. The company has not incurred any material restructuring and integration charges in 2010. Adjusted results and supplemental EBITDA from continuing operations are non-GAAP measures. There could be limitations associated with the use of non-GAAP financial measures as compared to the use of the most directly comparable GAAP financial measure. Management uses the adjusted measures to determine the returns generated by its operating segments and to evaluate and identify cost-reduction initiatives. Management believes these measures provide investors with helpful supplemental information regarding the underlying performance of the company from year to year. These measures may be inconsistent with measures presented by other companies.

About ACCO Brands Corporation

ACCO Brands Corporation is a world leader in select categories of branded office products. Its industry-leading brands include Day-Timer®, Swingline®, Kensington®, Quartet®, GBC®, Rexel, NOBO, and Wilson Jones®, among others. Under the GBC brand, the company is also a leader in the professional print finishing market.

Forward-Looking Statements

This press release contains statements which may constitute “forward-looking” statements as that term is defined in the Private Securities Litigation Reform Act of 1995.

These forward-looking statements are subject to certain risks and uncertainties, are made as of the date hereof and the company assumes no obligation to update them.

ACCO Brands’ ability to predict results or the actual effect of future plans or strategies is inherently uncertain. Because actual results may differ from those predicted by such forward-looking statements, you should not place undue reliance on them when deciding to buy, sell or hold the company’s securities. Among the factors that could cause our plans, actions and results to differ materially from current expectations are: fluctuations in the cost and availability of raw materials; competition within the markets in which the company operates; the effects of both general and extraordinary economic, political and social conditions, including continued volatility and disruption in the capital and credit markets; the effect of consolidation in the office products industry; the liquidity and solvency of our major customers; our continued ability to access the capital and credit markets; the dependence of the company on certain suppliers of manufactured products; the risk that targeted cost savings and synergies from previous business combinations may not be fully realized or take longer to realize than expected; future goodwill and/or impairment charges; foreign exchange rate fluctuations; the development, introduction and acceptance of new products; the degree to which higher raw material costs, and freight and distribution costs, can be passed on to customers through selling price increases and the effect on sales volumes as a result thereof; increases in health care, pension and other employee welfare costs; as well as other risks and uncertainties detailed in the company’s Annual Report on Form 10-K for the year ended December 31, 2009, under Item 1A, “Risk Factors,” and in the company’s other SEC filings.

For further information:

Rich Nelson	Jennifer Rice
Media Relations	Investor Relations
(847) 484-3030	(847) 484-3020

ACCO Brands Corporation

Consolidated Statements of Operations and

Reconciliation of Adjusted Results (Unaudited)

(In millions of dollars, except per share data)

	Three Months Ended December 31,
	2010	2009
					%	%
			Excluded		Change	Change
	Reported	Reported	Charges(A)	Adjusted	Reported	Adjusted
Net sales	$372.5	$352.8	$—	$352.8	6%	6%
Cost of products sold	253.5	244.3	(0.9)	243.4	4%	4%

Gross profit	119.0	108.5	0.9	109.4	10%	9%

Operating costs and expenses:
Advertising, selling, general and administrative expenses	81.1	75.2	(1.1)	74.1	8%	9%
Amortization of intangibles	1.7	1.8	—	1.8	(6)%	(6)%
Restructuring charges	0.3	3.6	(3.6)	—	(92)%	NM

Total operating costs and expenses	83.1	80.6	(4.7)	75.9	3%	9%

Operating income	35.9	27.9	5.6	33.5	29%	7%

Non-operating expense (income):
Interest expense	19.4	19.4	—	19.4	0%	0%
Equity in earnings of joint ventures	(3.7)	(2.4)	—	(2.4)	(54)%	(54)%
Other income, net	—	(0.7)	—	(0.7)	100%	100%

Income from continuing operations before income taxes	20.2	11.6	5.6	17.2	74%	17%
Income tax expense	14.8	8.7	(3.5)	5.2	70%

Income from continuing operations	5.4	2.9	9.1	12.0	86%
Income (loss) from discontinued operations, net of income taxes	1.4	(1.9)	1.6	(0.3)	NM

Net income	$6.8	$1.0	$10.7	$11.7	NM

Per share:
Basic earnings (loss) per share:
Income from continuing operations	$0.10	$0.05		$0.22	100%
Income (loss) from discontinued operations	0.03	(0.04)		—	NM
Basic earnings per share	$0.12	$0.02		$0.21	NM

Diluted earnings (loss) per share:
Income from continuing operations	$0.09	$0.05		$0.21	80%
Income (loss) from discontinued operations	0.02	(0.03)		—	NM
Diluted earnings per share	$0.12	$0.02		$0.21	NM

Weighted average number of shares outstanding:
Basic	54.9	54.6		54.6
Diluted	57.2	56.4		56.4

Reconciliation of Reported Consolidated Results to Adjusted Results

	Three Months Ended
	December 31, 2010
		Tax
		Adjustment
(in millions, except per share data)	Reported	(B)	Adjusted
Income from continuing operations before income taxes	$20.2	$—	$20.2
Income tax expense (benefit)	14.8	(8.7)	6.1

Income from continuing operations	$5.4	$8.7	$14.1

Diluted earnings per share:
Income from continuing operations	$0.09		$0.25

Weighted average number of diluted shares outstanding	57.2		57.2

Note – “Adjusted” results are non-GAAP measures. There could be limitations associated with the use of non-GAAP financial measures as compared to the most directly comparable GAAP financial measure. Management believes these measures provide investors with helpful supplemental information regarding the underlying performance of the Company from year to year. These measures may be inconsistent with measures presented by other companies.

Statistics (as a % of Net sales, except Income tax rate)

	Three Months Ended December 31,
	2010		2009
	Reported	Adjusted	Reported	Adjusted
Gross profit (Net sales, less Cost of products sold)	31.9%		30.8%	31.0%
Advertising, selling, general and administrative	21.8%		21.3%	21.0%
Operating income	9.6%		7.9%	9.5%
Income from continuing operations before income taxes	5.4%		3.3%	4.9%
Net income	1.8%	4.2%	0.3%	3.3%
Income tax rate	73.3%	30.0%	75.0%	30.2%

(A)	Certain charges are excluded in order to provide a comparison of underlying results of operations, including restructuring charges, and certain non-recurring income tax items related to adjustments impacting the Company’s effective tax rate. In addition, certain other charges that have been recorded within cost of products sold and advertising, selling, general and administrative expenses in the prior-year period did not qualify as restructuring. These charges included redundant warehousing or storage costs during the transition to a new distribution center, equipment and other asset move costs, facility overhead and maintenance costs after exit, gains on the sale of exited facilities and employee retention incentives. The Company has not incurred restructuring and integration charges in 2010.
(B)	The Company has incurred significant operating losses in several jurisdictions in prior periods. In accordance with GAAP, tax valuation allowances have been recorded on certain of the Company’s deferred tax assets. As a result, the operating results in these locations have recorded no tax benefit or expense, which results in a high effective tax rate for the current period. Assuming all the locations become profitable in the future and valuation allowances were reversed, the Company’s ongoing effective tax rate would approximate 30%. This estimated long-term rate will be subject to variations from the mix of earnings in the Company’s operating jurisdictions.

Reconciliation of Net Income to Adjusted Supplemental EBITDA from Continuing Operations

(Unaudited)

(In millions of dollars)

	Three Months Ended December 31,
	2010	2009	% Change
Net income	$6.8	$1.0	NM
Discontinued operations	(1.4)	1.9	NM
Restructuring charges	—	3.6	(100)%
Other charges included in Cost of products sold (C)	—	0.9	(100)%
Other charges included in Advertising, selling, general and administrative expenses (C)	—	1.1	(100)%
Asset impairment charges	—	—	NM
Income taxes, impact of adjustments (C)	8.7	3.5	NM

Adjusted income from continuing operations	14.1	12.0	18%
Interest expense, net	19.4	19.4	0%
Adjusted income tax expense	6.1	5.2	17%
Depreciation (D)	7.0	8.0	(13)%
Amortization of intangibles	1.7	1.8	(6)%
Other (income) net	—	(0.7)	100%
Stock-based compensation expense	1.7	0.5	NM

Adjusted supplemental EBITDA from continuing operations	$50.0	$46.2	8%

Adjusted supplemental EBITDA from continuing operations as a % of Net Sales	13.4%	13.1%

(C)	Certain charges are excluded in order to provide a comparison of underlying results of operations, including restructuring charges and certain non-recurring income tax items related to adjustments impacting the Company’s effective tax rate. In addition, certain other charges that have been recorded in the prior-year period did not qualify as restructuring. These charges included redundant warehousing or storage costs during the transition to a new distribution center, equipment and other asset move costs, facility overhead and maintenance costs after exit, gains on the sale of exited facilities and employee retention incentives. The Company has not incurred restructuring and integration charges in 2010.
(D)	Represents total depreciation less depreciation of $0.1 million for the three months ended December 31, 2009 that have been included in other charges, which are excluded from adjusted income from continuing operations.

ACCO Brands Corporation

Consolidated Statements of Operations and

Reconciliation of Adjusted Results (Unaudited)

(In millions of dollars, except per share data)

	Twelve Months Ended December 31,
	2010	2009
	Reported	Reported	Excluded Charges(A)	Adjusted	% Change Reported	% Change Adjusted
Net sales	$1,330.5	$1,272.5	$—	$1,272.5	5%	5%
Cost of products sold	915.1	893.2	(3.4)	889.8	2%	3%

Gross profit	415.4	379.3	3.4	382.7	10%	9%

Operating costs and expenses:
Advertising, selling, general and administrative expenses	294.0	273.1	(1.2)	271.9	8%	8%
Amortization of intangibles	6.9	7.2	—	7.2	(4)%	(4)%
Restructuring charges	(0.5)	17.4	(17.4)	—	NM	NM
Asset impairment charges	—	1.8	(1.8)	—	(100)%	NM

Total operating costs and expenses	300.4	299.5	(20.4)	279.1	0%	8%

Operating income	115.0	79.8	23.8	103.6	44%	11%

Non-operating expense (income):
Interest expense	78.2	67.0	—	67.0	17%	17%
Equity in earnings of joint ventures	(8.3)	(4.4)	—	(4.4)	(89)%	(89)%
Other expense, net (B)	1.4	5.1	—	5.1	(73)%	(73)%

Income from continuing operations before income taxes	43.7	12.1	23.8	35.9	NM	22%
Income tax expense (C)	32.2	127.9	(118.1)	9.8	(75)%

Income (loss) from continuing operations	11.5	(115.8)	141.9	26.1	NM
Income (loss) from discontinued operations, net of income taxes	0.9	(10.3)	3.0	(7.3)	NM

Net income (loss)	$12.4	$(126.1)	$144.9	$18.8	NM

Per share:
Basic earnings (loss) per share:
Income (loss) from continuing operations	$0.21	$(2.13)		$0.48	NM
Income (loss) from discontinued operations	0.02	(0.19)		(0.13)	NM
Basic earnings (loss) per share	$0.23	$(2.32)		$0.35	NM

Diluted earnings (loss) per share:
Income (loss) from continuing operations	$0.20	$(2.13)		$0.47	NM
Income (loss) from discontinued operations	0.02	(0.19)		(0.13)	NM
Diluted earnings (loss) per share	$0.22	$(2.32)		$0.34	NM

Weighted average number of shares outstanding:
Basic	54.8	54.5		54.5
Diluted	57.2	54.5		56.1

Reconciliation of Reported Consolidated Results to Adjusted Results

	Twelve Months Ended December 31, 2010
(in millions, except per share data)	Reported	Tax Adjustment (D)	Adjusted
Income from continuing operations before income taxes	$43.7	$—	$43.7
Income tax expense (benefit)	32.2	(19.1)	13.1

Income from continuing operations	$11.5	$19.1	$30.6

Diluted earnings per share:
Income from continuing operations	$0.20		$0.53

Weighted average number of diluted shares outstanding	57.2		57.2

Note – “Adjusted” results are non-GAAP measures. There could be limitations associated with the use of non-GAAP financial measures as compared to the most directly comparable GAAP financial measure. Management believes these measures provide investors with helpful supplemental information regarding the underlying performance of the Company from year to year. These measures may be inconsistent with measures presented by other companies.

Statistics (as a % of Net sales, except Income tax rate)

	Twelve Months Ended December 31,
	2010		2009
	Reported	Adjusted	Reported	Adjusted
Gross profit (Net sales, less Cost of products sold)	31.2%		29.8%	30.1%
Advertising, selling, general and administrative	22.1%		21.5%	21.4%
Operating income	8.6%		6.3%	8.1%
Income from continuing operations before income taxes	3.3%		1.0%	2.8%
Net income	0.9%	2.4%	(9.9)%	1.5%
Income tax rate	73.7%	30.0%	NM	27.3%

(A)	Certain charges are excluded in order to provide a comparison of underlying results of operations, including restructuring charges, and certain non-recurring income tax items related to adjustments impacting the Company’s effective tax rate. In addition, certain other charges that have been recorded within cost of products sold and advertising, selling, general and administrative expenses in the prior-year period did not qualify as restructuring. These charges included redundant warehousing or storage costs during the transition to a new distribution center, equipment and other asset move costs, facility overhead and maintenance costs after exit, gains on the sale of exited facilities and employee retention incentives. The Company has not incurred restructuring and integration charges in 2010.
(B)	During 2009, the Company recorded a net loss on the early extinguishment of debt of $4.2 million, $0.07 per diluted share.
(C)	During 2009, the Company recorded a non-cash charge of $108.1 million to establish a valuation allowance against its U.S. deferred tax assets.
(D)	The Company has incurred significant operating losses in several jurisdictions in prior periods. In accordance with GAAP, tax valuation allowances have been recorded on certain of the Company’s deferred tax assets. As a result, the operating results in these locations have recorded no tax benefit or expense, which results in a high effective tax rate for the current period. Assuming all the locations become profitable in the future and valuation allowances were reversed, the Company’s ongoing effective tax rate would approximate 30%. This estimated long-term rate will be subject to variations from the mix of earnings in the Company’s operating jurisdictions.

Reconciliation of Net Income to Adjusted Supplemental EBITDA from Continuing Operations

(Unaudited)

(In millions of dollars)

	Twelve Months Ended December 31,
	2010	2009	% Change
Net income (loss)	$12.4	$(126.1)	NM
Discontinued operations	(0.9)	10.3	NM
Restructuring charges	—	17.4	(100)%
Other charges included in Cost of products sold (E)	—	3.4	(100)%
Other charges included in Advertising, selling, general and administrative expenses (E)	—	1.2	(100)%
Asset impairment charges	—	1.8	(100)%
Income taxes, impact of adjustments (E,F)	19.1	118.1	(84)%

Adjusted income from continuing operations	30.6	26.1	17%
Interest expense, net	78.2	67.0	17%
Adjusted income tax expense	13.1	9.8	34%
Depreciation	29.6	32.0	(8)%
Amortization of intangibles	6.9	7.2	(4)%
Other expense, net (G)	1.4	5.1	(73)%
Stock-based compensation expense (H)	4.2	2.8	50%

Adjusted supplemental EBITDA from continuing operations	$164.0	$150.0	9%

Adjusted supplemental EBITDA from continuing operations as a % of Net Sales	12.3%	11.8%

(E)	Certain charges are excluded in order to provide a comparison of underlying results of operations, including restructuring charges and certain non-recurring income tax items related to adjustments impacting the Company’s effective tax rate. In addition, certain other charges that have been recorded in the prior-year period did not qualify as restructuring. These charges included redundant warehousing or storage costs during the transition to a new distribution center, equipment and other asset move costs, facility overhead and maintenance costs after exit, gains on the sale of exited facilities and employee retention incentives. The Company has not incurred restructuring and integration charges in 2010.
(F)	During 2009, the Company recorded a non-cash charge of $108.1 million to establish a valuation allowance against its U.S. deferred tax assets.
(G)	Other expense for 2009 includes a net loss on the early extinguishment of debt of $4.2 million.
(H)	Stock-based compensation expense for the twelve months ended December 31, 2009, excludes $0.2 million that have been included in restructuring charges, which are excluded from adjusted income from continuing operations.

ACCO Brands Corporation

Supplemental Business Segment Information

(Unaudited)

(In millions of dollars)

	2010			2009					Changes
	Net Sales	Reported OI	Reported OI Margin	Net Sales	Reported OI	Excluded Charges	Adjusted OI (A)	Adjusted OI Margin (A)	Net Sales $	Net Sales %	Reported vs. Adjusted OI $	Reported vs. Adjusted OI %	Reported vs. Adjusted Margin Points
Q1:
ACCO Brands Americas	$158.6	$8.3	5.2%	$157.7	$6.2	$0.3	$6.5	4.1%	$0.9	1%	$1.8	28%	110
ACCO Brands International	112.5	10.2	9.1%	100.3	5.6	2.6	8.2	8.2%	12.2	12%	2.0	24%	90
Computer Products	39.7	8.1	20.4%	35.4	4.8	0.5	5.3	15.0%	4.3	12%	2.8	53%	540
Corporate	—	(5.0)		—	(3.2)	—	(3.2)		—		(1.8)

Total	$310.8	$21.6	6.9%	$293.4	$13.4	$3.4	$16.8	5.7%	$17.4	6%	$4.8	29%	120

Q2:
ACCO Brands Americas	$169.9	$14.4	8.5%	$162.0	$5.6	$4.1	$9.7	6.0%	$7.9	5%	$4.7	48%	250
ACCO Brands International	104.5	6.2	5.9%	102.7	1.2	6.6	7.8	7.6%	1.8	2%	(1.6)	(21)%	(170)
Computer Products	42.1	10.7	25.4%	39.1	7.9	1.3	9.2	23.5%	3.0	8%	1.5	16%	190
Corporate	—	(5.0)		—	(3.7)	—	(3.7)				(1.3)

Total	$316.5	$26.3	8.3%	$303.8	$11.0	$12.0	$23.0	7.6%	$12.7	4%	$3.3	14%	70

Q3:
ACCO Brands Americas	$178.1	$16.5	9.3%	$175.5	$16.1	$0.3	$16.4	9.3%	$2.6	1%	$0.1	1%	0
ACCO Brands International	108.3	6.5	6.0%	104.4	5.8	2.0	7.8	7.5%	3.9	4%	(1.3)	(17)%	(150)
Computer Products	44.3	12.6	28.4%	42.6	10.1	0.5	10.6	24.9%	1.7	4%	2.0	19%	350
Corporate	—	(4.4)		—	(4.5)	—	(4.5)				0.1

Total	$330.7	$31.2	9.4%	$322.5	$27.5	$2.8	$30.3	9.4%	$8.2	3%	$0.9	3%	0

Q4:
ACCO Brands Americas	$181.7	$17.1	9.4%	$176.3	$10.7	$2.2	$12.9	7.3%	$5.4	3%	$4.2	33%	210
ACCO Brands International	139.9	13.9	9.9%	130.6	14.8	2.3	17.1	13.1%	9.3	7%	(3.2)	(19)%	(320)
Computer Products	50.9	11.6	22.8%	45.9	8.9	0.3	9.2	20.0%	5.0	11%	2.4	26%	280
Corporate	—	(6.7)		—	(6.5)	0.8	(5.7)				(1.0)

Total	$372.5	$35.9	9.6%	$352.8	$27.9	$5.6	$33.5	9.5%	$19.7	6%	$2.4	7%	10

YTD:
ACCO Brands Americas	$688.3	$56.3	8.2%	$671.5	$38.6	$6.9	$45.5	6.8%	$16.8	3%	$10.8	24%	140
ACCO Brands International	465.2	36.8	7.9%	438.0	27.4	13.5	40.9	9.3%	27.2	6%	(4.1)	(10)%	(140)
Computer Products	177.0	43.0	24.3%	163.0	31.7	2.6	34.3	21.0%	14.0	9%	8.7	25%	330
Corporate	—	(21.1)		—	(17.9)	0.8	(17.1)				(4.0)

Total	$1,330.5	$115.0	8.6%	$1,272.5	$79.8	$23.8	$103.6	8.1%	$58.0	5%	$11.4	11%	50

(A)	Adjusted results exclude asset impairment charges, restructuring, as well as certain other charges recorded in the prior-year period that did not qualify as restructuring.

ACCO Brands Corporation

Supplemental Net Sales Growth Analysis

(Unaudited)

	Percent Change - Sales
	Net Sales Growth	Currency Translation	Comparable Sales Growth	Price	Volume
Q1 2010:
ACCO Brands Americas	0.6%	3.2%	(2.6%)	(1.5%)	(1.1%)
ACCO Brands International	12.2%	15.5%	(3.3%)	(1.4%)	(1.9%)
Computer Products	12.1%	5.4%	6.7%	(0.3%)	7.0%

Total	5.9%	7.7%	(1.8%)	(1.3%)	(0.5%)

Q2 2010:
ACCO Brands Americas	4.9%	2.0%	2.9%	(2.4%)	5.3%
ACCO Brands International	1.8%	2.3%	(0.5%)	(3.1%)	2.6%
Computer Products	7.7%	(0.3%)	8.0%	1.5%	6.5%

Total	4.2%	1.8%	2.4%	(2.1%)	4.5%

Q3 2010:
ACCO Brands Americas	1.5%	1.0%	0.5%	(1.4%)	1.9%
ACCO Brands International	3.7%	0.1%	3.6%	(3.4%)	7.0%
Computer Products	4.0%	(2.3%)	6.3%	(0.5%)	6.8%

Total	2.5%	0.3%	2.2%	(1.9%)	4.1%

Q4 2010:
ACCO Brands Americas	3.1%	1.1%	2.0%	0.1%	1.9%
ACCO Brands International	7.1%	0.5%	6.6%	(0.8%)	7.4%
Computer Products	10.9%	(2.0%)	12.9%	1.7%	11.2%

Total	5.6%	0.5%	5.1%	0.0%	5.1%

2010 YTD:
ACCO Brands Americas	2.5%	1.8%	0.7%	(1.3%)	2.0%
ACCO Brands International	6.2%	4.3%	1.9%	(2.1%)	4.0%
Computer Products	8.6%	(0.1%)	8.7%	0.7%	8.0%

Total	4.6%	2.4%	2.2%	(1.3%)	3.5%

ACCO Brands Corporation

Key Stats and Ratios

(Unaudited)

(In millions of dollars)

Net Debt Calculation	December 31, 2010	December 31, 2009
Current debt obligations, including current portion of long-term debt	$0.2	$0.7
Long-term debt obligations	727.4	725.1

Total outstanding debt	727.6	725.8
Less: cash and cash equivalents	83.2	43.6

Net debt	$644.4	$682.2

Leverage Ratio (Debt to EBITDA from Continuing Operations)	Twelve Months Ended December 31, 2010	Twelve Months Ended December 31, 2009
Trailing twelve months (TTM) adjusted supplemental EBITDA from Continuing Operations (A)	$164.0	$150.0
Net debt (see above)	$644.4	$682.2
Gross debt (see above)	$727.6	$725.8

Total Leverage (net debt divided by TTM adjusted supplemental EBITDA from Continuing Operations)	3.9	4.5

Senior-Secured Leverage (senior-secured debt [$456.3 million as of December 31, 2010 and $454.5 million as of December 31, 2009] divided by TTM adjusted supplemental EBITDA from Continuing Operations)	2.8	3.0

Working Capital per Dollar Sales Ratio (Working Capital to Sales)	Twelve Months Ended December 31, 2010	Twelve Months Ended December 31, 2009
Current assets, excluding cash and cash equivalents (B)	$537.5	$493.5
Current liabilities, excluding current debt obligations (C)	327.7	298.2

Net working capital	$209.8	$195.3

Trailing twelve months (TTM) net sales (A)	$1,330.5	$1,272.5

Working capital ratio (net working capital divided by TTM net sales) (A)	15.8%	15.3%

(A)	Management believes these measures provide investors with helpful supplemental information regarding the underlying performance of the Company from year to year. These measures may be inconsistent with similar measures presented by other companies.
(B)	Balance is comprised of receivables, inventories, current deferred income taxes and other current assets.
(C)	Balance is comprised of accounts payable, accrued compensation, accrued customer programs and other current liabilities.

ACCO Brands Corporation

Selected Financial Information

(Unaudited)

(In millions of dollars)

	Three Months Ended December 31,
	2010	2009
Selected Non-Cash Items Included in Net Income (Pre-tax):
Depreciation expense	$7.0	$8.1
Intangible amortization expense	$1.7	$1.8
Stock-based compensation expense	$1.7	$0.5

Selected Cash Investing and Restructuring Activities (Pre-tax):
Capital expenditures	$3.9	$2.6
Restructuring and integration activities	$0.8	$6.2

	Twelve Months Ended December 31,
	2010	2009
Selected Non-Cash Items Included in Net Income (Pre-tax):
Depreciation expense	$29.6	$32.1
Intangible amortization expense	$6.9	$7.2
Stock-based compensation expense	$4.2	$3.0

Selected Cash Investing and Restructuring Activities (Pre-tax):
Capital expenditures	$12.6	$10.3
Restructuring and integration activities (A)	$7.5	$38.3

(A)	Includes stock-based compensation expense of $0.2 million that has been reported as a component of restructuring charges for the twelve months ended December 31, 2009.

ACCO Brands Corporation

Reconciliation of Net Income (Loss) to Adjusted Supplemental EBITDA from Continuing Operations

(Unaudited)

(In millions of dollars)

	Three Months Ended
	March 31, 2010	June 30, 2010	September 30, 2010	December 31, 2010	Trailing Twelve Months

Net sales	$310.8	$316.5	$330.7	$372.5	$1,330.5

Net income (loss)	$(4.7)	$4.9	$5.4	$6.8	$12.4
Discontinued operations	0.2	0.3	—	(1.4)	(0.9)
Restructuring charges	—	—	—	—	—
Other charges included in COS	—	—	—	—	—
Other charges included in SG&A	—	—	—	—	—
Asset impairment charges	—	—	—	—	—
Income taxes, impact of adjustments	6.1	—	4.3	8.7	19.1

Adjusted income from continuing operations	1.6	5.2	9.7	14.1	30.6

Interest expense, net	19.5	19.7	19.6	19.4	78.2
Adjusted income tax expense	0.7	2.2	4.1	6.1	13.1
Depreciation expense	7.7	7.3	7.6	7.0	29.6
Amortization of intangibles	1.8	1.7	1.7	1.7	6.9
Other (income) expense, net	1.0	0.3	0.1	—	1.4
Stock-based compensation expense	0.8	1.6	0.1	1.7	4.2

Adjusted supplemental EBITDA from continuing operations	$33.1	$38.0	$42.9	$50.0	$164.0

ACCO Brands Corporation and Subsidiaries

Condensed Consolidated Balance Sheets

	December 31, 2010	December 31, 2009
(in millions of dollars)	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$83.2	$43.6
Accounts receivable, net	283.2	259.9
Inventories	216.1	202.4
Deferred income taxes	12.9	9.8
Other current assets	25.3	21.4

Total current assets	620.7	537.1
Property, plant and equipment, net	163.5	181.1
Deferred income taxes	48.7	31.5
Goodwill	144.4	143.4
Identifiable intangibles, net	138.2	145.8
Other assets	72.2	67.9

Total assets	$1,187.7	$1,106.8

Liabilities and Stockholders’ Deficit
Current liabilities:
Notes payable to banks	$—	$0.5
Current portion of long-term debt	0.2	0.2
Accounts payable	114.8	101.0
Accrued compensation	26.1	18.9
Accrued customer program liabilities	72.8	74.6
Accrued interest	22.0	20.0
Other current liabilities	90.5	78.1
Liabilities of discontinued operations	1.5	5.6

Total current liabilities	327.9	298.9
Long-term debt	727.4	725.1
Deferred income taxes	119.6	86.6
Pension and post retirement benefit obligations	74.9	94.6
Other non-current liabilities	17.7	18.8

Total liabilities	1,267.5	1,224.0

Commitments and Contingencies

Stockholders’ deficit:
Common stock	0.6	0.5
Treasury stock	(1.5)	(1.4)
Paid-in capital	1,401.1	1,397.0
Accumulated other comprehensive loss	(86.1)	(107.0)
Accumulated deficit	(1,393.9)	(1,406.3)

Total stockholders’ deficit	(79.8)	(117.2)

Total liabilities and stockholders’ deficit	$1,187.7	$1,106.8

ACCO Brands Corporation and Subsidiaries

Condensed Consolidated Statements of Cash Flows

(Unaudited)

	Twelve Months Ended December 31,
(in millions of dollars)	2010	2009
Operating activities
Net income (loss) from continuing operations	$11.5	$(115.8)
Net loss from discontinued operations	0.9	(10.3)
Deferred income tax provision	12.3	112.7
Asset impairment and other non-cash charges	0.7	6.3
(Gain) loss on sale of assets	(1.5)	0.8
Depreciation	29.6	32.1
Amortization of debt issuance costs/bond discount	6.3	6.5
Amortization of intangibles	6.9	7.2
Stock-based compensation	4.2	3.0
Loss on retirement of bank debt	—	4.0
Changes in balance sheet items:
Accounts receivable	(18.5)	41.5
Inventories	(9.8)	78.7
Other assets	(5.1)	10.2
Accounts payable	14.8	(54.9)
Accrued expenses and other liabilities	(2.2)	(37.5)
Accrued taxes	7.7	(8.8)
Other operating activities, net	(2.9)	(4.2)

Net cash provided by operating activities	54.9	71.5
Investing activities
Additions to property, plant and equipment	(12.6)	(10.3)
Assets acquired	(1.1)	(3.4)
(Payments) proceeds from the sale of discontinued operations	(3.7)	9.2
Proceeds from the disposition of assets	2.5	0.6

Net cash used by investing activities	(14.9)	(3.9)
Financing activities
Proceeds from long-term borrowings	1.5	469.3
Repayments of long-term debt	(0.2)	(397.9)
Repayments of short-term debt, net	(0.5)	(54.2)
Payment of Euro debt hedge	—	(40.8)
Cost of debt issuance	(0.8)	(20.6)
Exercise of stock options	(0.1)	(0.3)

Net cash used by financing activities	(0.1)	(44.5)
Effect of foreign exchange rate changes on cash	(0.3)	2.4

Net increase in cash and cash equivalents	39.6	25.5
Cash and cash equivalents
Beginning of period	43.6	18.1

End of period	$83.2	$43.6